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                        SECURTIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 13, 1996





                               FARAH INCORPORATED
             (Exact name of registrant as specified in its charter)





           Texas                     1-5400                 74-1061146
(State or other jurisdiction       (Commission             (IRS Employer
         of incorporation          File Number)          Identification No.)


        8889 Gateway West
         El Paso, Texas               79925
      (Address of principal         (Zip Code)
        executive offices)



      Registrant's telephone number, including area code: (915) 593-4444


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Item 4.  Changes in Registrant's Certifying Accountant

         The Board of Directors of the Company (the "Board") previously requested the Audit Committee of the Board to seek proposals from other accounting firms with a view toward reducing the Company's audit and accounting fees. On the basis of the proposals received, the Board appointed the firm of Coopers & Lybrand LLP as the Company's principal accountants, replacing the firm of Arthur Andersen LLP. On March 13, 1996, Coopers & Lybrand LLP was informed of the Board's decision. Also on March 13, 1996, Arthur Andersen LLP was notified of their dismissal.

         The Board anticipates that this change in accountants will enable the Company to effect a savings in audit and accounting fees. Arthur Andersen LLP's reports on the Company's financial statements for the past two years have not contained an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope, or accounting principles, During the Company's two most recent fiscal years and the period from the end of the Company's last fiscal year to the date of the Board's dismissal of Arthur Andersen LLP, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Item 7.  Exhibits

Exhibit

   16.1                    Letter re change in certifying accountant



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       FARAH INCORPORATED



Date:    March 18, 1996             By:  /s/ Richard C. Allender
                                       Richard C. Allender
                                       President and Chief Executive Officer